UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 13, 2011, CleanTech Innovations, Inc. received a delisting notice from the NASDAQ Staff pursuant to its discretionary authority under Listing Rule 5101, which asserts that we failed to timely notify NASDAQ of our plans to complete the December 2010 financing transactions as required by Listing Rules 5205(e) and 5250(a)(1).

We received written notice from the Staff on December 10, 2010, that we had been approved for listing on The NASDAQ Capital Market. On December 13, 2010, we entered into definitive agreements and completed a $20 million debt and equity bridge financing in a private placement with institutional investors pursuant to an exemption under Regulation S. On December 16, 2010, we filed a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, which announced the completion of the foregoing financing transactions. On the same date, we filed a registration statement on Form S-1 with the SEC registering the shares issued under the December 2010 financing. The registration statement was declared effective by the SEC on December 23, 2010.

In sum, the Staff asserts that we intentionally failed to adhere to our obligations to timely disclose material information regarding our December 2010 financing during the listing application process. We intend to vigorously appeal the Staff’s decision to an independent NASDAQ Hearings Panel. However, there can be no assurance that our appeal for continued listing will be successful.

We expect to appear before the Panel within 45 days. Until a final determination is reached by the Panel, our common stock will continue to be listed on The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)
Date:	January 20, 2011	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer